Exhibit 99 to Statement of Changes in Beneficial Ownership	Nordson Corp (NDSN)	Transaction Date
Russell Leroy Bauknight	Shares	July 21, 2005
1517 Gervais Street	Sold & Delivered	Remaining
Columbia, SC 29201	59850	Shares
	1.5847%	3,716,934
Cynthia W. Nord Charitable Remainder Unitrust dated June 9, 1994	13887	879,856

Evan W. Nord Charitable Remainder Unitrust dated June 9, 1994	13887	879,856
Evan W. Nord Revocable Trust dated July 6, 1994, as supplemented September 21, 1994 and November 18, 1994	5155	326,572
Evan W. Nord Grandchild Trust No. 1 dated April 10, 1997	0	0
Evan W. Nord Grandchildren Trust dated September 8, 1997	0	0

Evan W. Nord Trust FBO Bruce B. Nord dated June 2, 1987	434	27,446
Evan W. Nord Trust FBO Ethan W. Nord dated June 2, 1987	434	27,446
Evan W. Nord Trust FBO Kathleen N. Peterson dated June 2, 1987	434	27,446
Evan W. Nord Trust FBO Eric T. Nord dated June 2, 1987	434	27,446
Evan W. Nord Trust FBO Allyson M. Nord dated June 2, 1987	434	27,446

Evan W. Nord Trust Agreement FBO Wiley Kennedy dated December 8, 1995	118	7,472
2000 Irrevocable Trust Agreement of Evan W. Nord	834	52,786
2000 Charitable Remainder Trust No. 1 of Evan W. Nord	556	35,188
2000 Charitable Remainder Trust No. 2 of Evan W. Nord	56	3,515
2000 Charitable Remainder Trust No.3 of Evan W. Nord	56	3,515
2000 Charitable Remainder Trust No. 4 of Evan W. Nord	56	3,515
2000 Charitable Remainder Trust No.5 of Evan W. Nord	56	3,515
2000 Charitable Remainder Trust No. 6 of Evan W. Nord	56	3,515
2000 Charitable Remainder Trust No.7 of Evan W. Nord	56	3,515
2000 Charitable Remainder Trust No. 8 of Evan W. Nord	56	3,515
2000 Charitable Remainder Trust No.9 of Evan W. Nord	56	3,515
2000 Charitable Remainder Trust No. 10 of Evan W. Nord	56	3,515
2000 Charitable Remainder Trust No. 11 of Evan W. Nord	56	3,515
2000 Charitable Remainder Trust No. 12 of Evan W. Nord	56	3,515
2000 Charitable Remainder Trust No.13 of Evan W. Nord	56	3,515
2000 Charitable Remainder Trust No. 14 of Evan W. Nord	56	3,515
2000 Charitable Remainder Trust No.15 of Evan W. Nord	56	3,515
2000 Charitable Remainder Trust No. 16 of Evan W. Nord	56	3,515
2000 Charitable Remainder Trust No.17 of Evan W. Nord	411	1,403
2000 Charitable Remainder Trust No. 18 of Evan W. Nord	411	1,403
2000 Charitable Remainder Trust No.19 of Evan W. Nord	411	1,403
2000 Charitable Remainder Trust No. 20 of Evan W. Nord	0	0

Evan W. Nord Trust for Lineal Descendants FBO Allyson N Wandtke dated May 25, 1995	2117	134,104
Evan W. Nord Trust for Lineal Descendants FBO Katheleen N Peterson dated May 25, 1995	2117	134,104
Evan W. Nord Trust for Lineal Descendants FBO Ethan W Nord dated May 25, 1995	2117	134,104
Evan W. Nord Trust for Lineal Descendants FBO Eric T Nord dated May 25, 1995	2117	134,104
Evan W. Nord Trust for Lineal Descendants FBO Bruce B Nord dated May 25, 1995	2117	134,104
Evan W. Nord Charitable Remainder Unitrust FBO Eric Nord and Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	2117	134,104
Evan W. Nord Charitable Remainder Unitrust FBO Ethan Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	2117	134,104
Evan W. Nord Charitable Remainder Unitrust FBO Bruce Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	2117	134,104
Evan W. Nord Charitable Remainder Unitrust FBO Katheleen Peterson & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	2117	134,104
Evan W. Nord Charitable Remainder Unitrust FBO Allyson N. Wandtke & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	2117	134,104

Total Shares	59850	3716934